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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Mohawk Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           [Mohawk Industries Logo]



To the Stockholders of Mohawk Industries, Inc.:

    You are cordially invited to attend the annual meeting of stockholders to be held on Thursday, May 18, 2000, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

  The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 2000. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of 2000.

  Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. To receive a map and driving directions to the corporate headquarters, please call Barbara B. Lance at (706) 624-2253.


                                  Sincerely yours,

                                  [SIGNATURE]

                                  /s/ David L. Kolb
                                  ---------------------------
                                  DAVID L. KOLB
                                  Chairman and
                                  Chief Executive Officer

Atlanta, Georgia
March 30, 2000

                            MOHAWK INDUSTRIES, INC.
                         160 South Industrial Boulevard
                                P. O. Box 12069
                            Calhoun, Georgia  30701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 18, 2000

  The annual meeting of stockholders of Mohawk Industries, Inc. (the "Company") will be held on Thursday, May 18, 2000, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

  The meeting is called for the following purposes:

  1. To elect three persons who will serve as the Company's Class II directors for a three-year term beginning in 2000; and

  2. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed March 20, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


       PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT
         YOUR SHARES WILL BE REPRESENTED.  IF YOU CHOOSE TO ATTEND THE
                     MEETING, YOU MAY REVOKE YOUR PROXY AND
                          PERSONALLY CAST YOUR VOTES.


                                  By Order of the Board of Directors,


                                  [SIGNATURE]

                                  /s/ Barbara B. Lance
                                  -------------------------------
                                  BARBARA B. LANCE,
                                  Secretary

Atlanta, Georgia
March 30, 2000

                            MOHAWK INDUSTRIES, INC.
                         160 South Industrial Boulevard
                                P. O. Box 12069
                            Calhoun, Georgia  30703


                              -------------------

                                PROXY STATEMENT

                              -------------------


  This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. ("Mohawk" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 18, 2000, and at any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 30, 2000, to the stockholders of record of the Company (the "Stockholders") on March 20, 2000 (the "Record Date").

  Proxies will be voted as specified by Stockholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the "Common Stock") represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company. A Stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

  The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies, which include broker nonvotes, will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors.

  Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 20, 2000 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 54,821,323 shares of Common Stock issued and outstanding held by approximately 460 Stockholders.

           THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
       THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. The Class II directors, Bruce C. Bruckmann, Larry W. McCurdy and Sylvester H. Sharpe, have been nominated for re-election at the Annual Meeting. The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

  The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors has by resolution set the number of directors at seven.

  It is the intention of the persons named as proxies to vote the proxies for Mr. Bruckmann's, Mr. McCurdy's and Mr. Sharpe's election as a Class II director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Mr. Bruckmann, Mr. McCurdy and Mr. Sharpe has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that Mr. Bruckmann, Mr. McCurdy or Mr. Sharpe refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that Mr. Bruckmann, Mr. McCurdy or Mr. Sharpe will be unable or will decline to serve as a director.

  The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR THE ELECTION OF THE NOMINEES LISTED BELOW
                 ---

Director, Director Nominee and Executive Officer Information

  Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class II directors and the directors in Classes III and I whose terms of office will continue after the Annual Meeting, including the name and age of each, his current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which his occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 1999 with the Company, and his directorships in other publicly held companies.

Nominees for Director

Class II Nominees For Director (Current Terms Expire 2000)

  Bruce C. Bruckmann--Mr. Bruckmann (age 46) has been a director of the Company since October 1992. Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a venture capital firm, since January 1995. From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. ("CVC, Ltd.") and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of AmeriSource Distribution Corporation, a distributor of pharmaceuticals, Jitney-Jungle Stores of America, Inc., a grocery retailer, Town Sports International, Inc., a fitness club operator, Cort Furniture Rental Corp., a lessor of office and residential furniture, Chromcraft Revington Corporation, a furniture manufacturer, Anvil Knitwear, Inc., an activewear manufacturer, Penhall International, Inc., a renter of operator-assisted construction equipment, and Mediq, Inc., a renter of movable critical care and life-support medical equipment.

  Larry W. McCurdy--Mr. McCurdy (age 64) has been a director of the Company since the consummation of the Company's initial public offering in April 1992 (the "Initial Public Offering"). Mr. McCurdy was President and

Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994. Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President-Operations of Cooper Industries, Inc. in April 1994. Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts. On December 17, 1997, Mr. McCurdy was elected Chairman of the board of directors of Echlin, Inc. In July 1998 Echlin was merged with Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. At that time Mr. McCurdy became President of the Dana Automotive Aftermarket Group. Mr. McCurdy also serves on the boards of directors of Lear Corporation, an international manufacturer for original equipment vehicles, and Breed Technologies, Inc., an equipment supplier of air bag sensing devices and air bag components.

  Sylvester H. Sharpe--Mr. Sharpe (age 68) was appointed by the Board of Directors to fill the vacancy created by Mr. Alan S. Lorberbaum's resignation as a director of the Company on October 28, 1999. Mr. Sharpe has served as Executive Vice President of the Residential Business of the Company since January 1995. From 1975 to 1995, Mr. Sharpe served as the Executive Vice President of Aladdin Mills, Inc. ("Aladdin").

Continuing Directors

 Class III Directors Continuing in Office (Terms Expire 2001)

  Leo Benatar--Mr. Benatar (age 70) has been a director of the Company since the consummation of the Company's Initial Public Offering. Mr. Benatar has been an Associated Consultant with A. T. Kearney since May 1996. From June 1995 until May 1996, Mr. Benatar was Chairman of the Board of Engraph, Inc., a manufacturer of packaging and product identification materials. Before June 1995, Mr. Benatar served as Chairman of the Board, President and Chief Executive Officer of Engraph, Inc. for more than five years. Engraph, Inc. was acquired by Sonoco Products Company, a manufacturer of packaging and product identification materials, in October 1993, and Mr. Benatar served as Senior Vice President and a director of Sonoco Products Company from October 1993 until May 1996. Mr. Benatar is also a director of Interstate Bakeries Corporation, a manufacturer and distributor of food products, Aaron Rents, Inc., a furniture and appliance retailer, Paxar Corporation, an apparel labels manufacturer, Johns Manville Corporation, an insulation and building products manufacturer and Chairman and director of JPS, a flexible packaging company. From January 1, 1994 until December 31, 1995, Mr. Benatar also served as Chairman of the Federal Reserve Bank of Atlanta.

  David L. Kolb--Mr. Kolb (age 61) served as President of Mohawk Carpet Corporation (now the Company's principal operating subsidiary and renamed Aladdin Manufacturing Corporation) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the Company. Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings. In 1988 and 1989, he served as Chairman of The Carpet and Rug Institute and is currently a member of its board of directors. Mr. Kolb is also a director of Chromcraft Revington Corporation, a furniture manufacturer and First Union National Bank of Georgia.

Class I Directors Continuing in Office (Terms Expiring 2002)

  Jeffrey S. Lorberbaum--Mr. Lorberbaum (age 46) has been a director of the Company since March 28, 1994 and has served as President and Chief Operating Officer of the Company since January 24, 1995. Mr. Lorberbaum joined Aladdin, currently a division and formerly a wholly-owned subsidiary of the Company, in 1976 and served as Vice President--Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin.

  Robert N. Pokelwaldt--Mr. Pokelwaldt (age 63) has been a director of the Company since the consummation of the Initial Public Offering. Mr. Pokelwaldt served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, from January 1993 until his retirement in October 1999. He also served York International from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer. Mr. Pokelwaldt is also a director of Carpenter Technologies Corporation, a manufacturer of specialty steel, and

Susquehanna Pfaltzgraff Corp., a manufacturer of dinnerware products and an owner/operator of radio and cable systems networks.

  In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin, and Messrs. Jeffrey Lorberbaum and Sylvester H. Sharpe are such designees. The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

Meetings and Committees of the Board of Directors

  General.   During fiscal 1999, the Board of Directors held six meetings.  All members of the Board of Directors, except for Mr. Bruckmann and Mr. Benatar, attended at least 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend. Each of Mr. Bruckmann and Mr. Benatar attended 55% and 71%, respectively, of the total meetings each was eligible to attend.

  The Audit Committee consists of Mr. Bruckmann, Mr. McCurdy and Mr. Pokelwaldt. Mr. Pokelwaldt joined the Audit Committee in late 1999. The Audit Committee met three times during 1999. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies.

  The Compensation Committee consists of Mr. Benatar and Mr. Pokelwaldt. The Compensation Committee met one time during 1999. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's incentive compensation plans. See also "Executive Compensation and Other Information--Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc."

  The Company has no nominating committee.

  Director Compensation.   Employees of the Company or its subsidiaries who are
also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. The Company pays non-employee directors an annual retainer of $20,000 and a fee of $1,000 for each Board meeting and $800 for each Committee meeting attended. Committee Chairmen also receive an annual retainer of $2,000. Pursuant to the Company's 1993 Stock Option Plan and the 1997 Long-Term Incentive Plan, directors who are not employees of the Company are initially granted a non-qualified stock option to purchase 11,250 shares of Common Stock as of the date they commence service as a director. On January 1 of each year, eligible directors who are directors on such date receive an option to purchase 2,250 shares of Common Stock. The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the last business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

  In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors. Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock on the quarterly payment date. The maximum number of shares of Common Stock which may be granted under the plan is 37,500 shares, which shares may not be original issue shares. In 1997, the Director Stock Compensation Plan was amended by the Board of Directors to include an optional income deferral feature using a book entry (phantom stock) account that would fluctuate in value based on the performance of the Common Stock of the Company over the deferral period. The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

Executive Officers

  The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Mr. Kolb and Mr. Jeffrey Lorberbaum (each of whom is identified above), Frank A. Procopio, John D. Swift and William B. Kilbride.

  Frank A. Procopio--Mr. Procopio (age 60) joined Mohawk Carpet Corporation in January 1982 and presently serves as Senior Vice President of the Company and President--Commercial Business. Prior to joining Mohawk Carpet Corporation, Mr. Procopio served as the Vice President of Manufacturing and Staff Services with Salem Carpet for three years and in various management positions with Armstrong World Industries for 18 years. Presently, Mr. Procopio serves as a director of Easter Seals of Georgia, a non-profit organization.

  John D. Swift--Mr. Swift (age 58) served as Vice President--Finance of Mohawk Carpet Corporation from September 1984 to December 1988 and since that time has served as Vice President--Finance and Chief Financial Officer of the Company. Mr. Swift served as Treasurer of the Company from December 1988 to February 1994 and served as Secretary of the Company from December 1988 to May 23, 1996.
Prior to joining Mohawk Carpet Corporation, he worked for General Electric Company for 18 years in various positions of accounting, auditing and financial management.

  William B. Kilbride--Mr. Kilbride (age 49) joined American Rug Craftsmen ("American Rug Craftsmen"), formerly a wholly owned subsidiary of the Company, as its President in June 1992. Mr. Kilbride served in that position until he became President of the Mohawk Rug and Textiles Division upon its formation in July 1999 and continues to serve in that capacity. Before joining American Rug Craftsmen, Mr. Kilbride served as First Vice President--Planning of Dean Witter Discover, which he joined in February 1983.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Decisions and recommendations regarding the compensation of the Company's executives are made by a two member Compensation Committee composed entirely of directors who have never served as officers or employees of the Company. Following is a report of the Compensation Committee concerning the Company's executive compensation policies for 1999.

Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.

  Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract and retain outstanding executives will assist the Company in meeting its long range objectives, thereby serving the interest of the Company's Stockholders. The compensation program of the Company is designed to achieve the following objectives:

  1. Provide compensation opportunities that are competitive with those of companies of a similar size.

  2. Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

  3. Include above average elements of financial risk through performance-based incentive compensation which offers an opportunity for above average financial reward to the executives.

  The Company's executive compensation program has three components: base salaries, annual incentives and long-term incentives.

  Base Salaries. The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are intended to be maintained at a competitive level with companies of a similar size. In order to assess competitive rates, the Committee uses compensation surveys, produced by the Vice President--Human Resources of the Company using publicly available information, of executives with similar job functions and responsibilities in public companies engaged in nondurable goods manufacturing in the same net sales range. The group of companies included in the surveys used has typically been broader than the peer group used in the Performance Graph following this report because the competitive marketplace for executive talent has been viewed by the Committee as national in scope and not restricted to the carpet and textile industries. With respect to base salaries, the Committee has tried to achieve competitive rates by targeting the approximate midpoint of the range of base salaries for comparable positions. Within this overall policy, the Committee has preserved the flexibility to make exceptions where performance over several years dictates a higher base salary.

  Annual Incentive Bonuses. Annual incentive bonuses under the executive incentive program are provided in addition to base salaries to create total annual compensation. Using the compensation surveys discussed above, the Committee has targeted the upper quartile of total annual compensation for similarly situated executives in companies of similar size. By placing a significant portion of an executive's annual pay "at risk," the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the Stockholders. Given the Company's aggressive business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the Stockholders.

  The 1999 Executive Incentive Program (the "Plan") was designed to provide incentive bonus opportunities for approximately 30 key executives of the Company, including the executive officers named in the Summary Compensation Table. For those executives who were classified as Corporate Participants, including the Chief Executive Officer ("CEO"), the Chief Operating Officer and the Chief Financial Officer, to be eligible for any bonus the total corporation must have attained in 1999 a threshold level of earnings per share ("EPS") established by the Committee. For those executives who were classified as Residential Business Participants, Karastan Business Participants, Commercial Business Participants or American Rug Craftsmen Participants, to be eligible for any bonus their business unit must have attained in 1999 a threshold level of EPS contribution established by the Committee. The factors considered in establishing the thresholds in the Plan were the previous year's EPS for the total corporation and EPS contribution by each business unit. If the threshold is attained, then the bonus calculation is based on the attainment of increasing levels of improvement of (i) 1999 EPS over 1998 EPS and (ii) 1999 Earnings After Capital Charge ("EAC") (after tax operating earnings less a cost of capital charge) over EAC targets established by the Committee using 1998 results as a base. The bonus calculation is weighted 75% to the EPS level attained and 25% to the EAC level attained. The bonus attainable at various levels in the Plan is calculated as a percentage of 1999 compensation payments excluding all bonus, deferred bonus and other nonsalary amounts ("Base Compensation"). The percentages of Base Compensation for which individual participants become eligible at the various levels vary and were set for the CEO by the Committee and for the other executives by the CEO (subject to the approval of the Committee) in order to relate performance goals to a targeted level of total annual compensation.

  A portion of each award ranging from 20% to 25% is paid as follows: one-half is used to purchase in the market shares of the Common Stock to be issued to the participant as restricted shares under the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan and one-half is used to pay withholding tax on the award. One-half of the shares granted will be restricted for one year and the other half for two years. The number of restricted shares to be granted is calculated using the average monthly closing stock price of the Common Stock during 1999. The balance of the award is paid in cash to the participant in 2000.

  The Committee has the authority to interpret the Plan or make changes therein as it determines appropriate.

  Long-Term Incentives. The Company provides long-term incentives to its executives through stock option programs designed to encourage executives to acquire and hold shares of Common Stock. The stock option plans are designed to retain executives and motivate them to improve the market value of the Common Stock over a number of years. The Committee believes that equity ownership by executives furthers the Committee's compensation policy objective of aligning long-term financial interests of executives with those of the Stockholders. The Committee considers the amount and terms of options previously awarded to and held by executive officers in determining the size of option grants. In 1999, options were granted to each of the executive officers named in the Summary Compensation Table which vest in 20% annual increments.

  Other Compensation Plans. The Company maintains several broadly-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These include the retirement savings plan (designed to qualify under section 401(k) of the Internal Revenue Code), a supplemental executive retirement plan which provides certain supplemental retirement and other benefits to certain executives who have completed an aggregate of 60 months employment with the Company, and a nonqualified deferred compensation plan for highly compensated employees which permits deferral of income on a portion of the employee's compensation.

  To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  Chief Executive Officer Compensation. In accordance with the compensation philosophy and process described above, the Committee set Mr. Kolb's base salary for 1999 at $565,000, which was below the midpoint for CEO's of similar sized companies in the surveys used by the Committee. Mr. Kolb's total annual cash compensation is linked to the Company's performance by his participation in the 1999 Executive Incentive Program. Under the Plan, he earns no bonus unless 1999 EPS exceeds the threshold level established in the Plan. In 1999, Mr. Kolb earned a bonus equal to approximately 119% of his Base Compensation based upon an improvement in EPS for the total corporation of 38 percent over 1998 EPS and an improvement in EAC for the total corporation of 27 percent over 1998 EAC. This bonus will be paid in cash and restricted shares as described above. In 1999, Mr. Kolb was awarded stock options to purchase 7,000 shares of Common Stock at fair market value on the dates of the grants. These options vest in 20% annual increments.

  The Committee's objectives in setting Mr. Kolb's compensation are to be competitive with other companies in the carpet industry and with other public companies of a similar size and to provide Mr. Kolb with appropriate incentives to achieve the Company's short-term and long-term objectives.

                             Compensation Committee

                                  Leo Benatar
                              Robert N. Pokelwaldt

Performance Graph

  The following is a line graph comparing the yearly percentage change in the Company's cumulative total stockholder returns to those of the Standard & Poor's 500 Index and a group of peer issuers beginning on December 31, 1994 and ending on December 31, 1999.

     Comparison of Total Cumulative Returns Among Mohawk Industries, Inc.,
                       the S&P 500 Index and a Peer Group

                             [GRAPH APPEARS HERE]

                               12/31/94         12/31/95         12/31/96         12/31/97         12/31/98         12/31/99
                      ------------------------------------------------------------------------------------------------------
Mohawk                          $100.00          $122.55          $172.55          $258.08          $494.85          $310.29
----------------------------------------------------------------------------------------------------------------------------
S&P 500                          100.00          $137.58          $169.17          $225.60          $290.08          $351.12
----------------------------------------------------------------------------------------------------------------------------
Peer Group                       100.00          $111.42          $110.27          $139.97          $164.88          $103.10
----------------------------------------------------------------------------------------------------------------------------

  The peer group includes the following companies: Burlington Industries Equity, Inc., Cone Mills Corporation, Crown Crafts, Inc., Guilford Mills, Inc., Interface, Inc., Shaw Industries, Inc., Springs Industries, Inc. and West Point Stevens, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on December 31, 1994 was $100 and that all dividends were reinvested. The Company is not included in the peer group because management believes that, by excluding the Company, investors will have a more accurate view of the Company's performance relative to certain other carpet and textile companies.

Summary of Cash and Certain Other Compensation

  The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1997, 1998, and 1999 for
(i) the Chairman and Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1999) (collectively, the ''Named Executive Officers'').

                           Summary Compensation Table

                                                  Annual Compensation                 Long-Term Compensation
                                       ---------------------------------------     ----------------------------
                                                                 Other Annual       Restricted      Securities       All Other
                                          Salary     Bonus       Compensation          Stock         Underlying     Compensation
Name and Position                  Year    ($)        ($)          ($)(1)(2)        Awards($)(3)    Options(#)          ($)(4)
---------------------------------- ----  --------   --------     ------------       ------------    -----------     ------------

David L. Kolb..................... 1999  $565,000   $589,542      $  151,354          $ 64,662           7,000           $3,200
 Chairman and Chief Executive      1998   525,000    551,250         439,827            89,077                            3,200
 Officer                           1997   495,000    519,750       2,126,318           111,825              --            3,200

Jeffrey S. Lorberbaum............. 1999  $480,000   $417,375              --          $ 45,793           7,000           $3,200
 President and                     1998   465,000    406,875              --            58,125                            3,200
 Chief Operating Officer           1997   443,000    387,625              --            83,370              --            4,888

William B. Kilbride............... 1999  $275,000   $206,250              --          $ 21,946          27,000           $3,200
 President - Mohawk Rug            1998   235,000    184,290              --            26,555                            4,105
 and Textiles                      1997   225,000    168,750              --            33,863              --            3,146

John D. Swift..................... 1999  $267,000   $199,082      $    6,097          $ 20,363           7,000(5)        $3,200
 Vice President-Finance and        1998   247,000    185,250          21,660            27,960                            3,200
 Chief Financial Officer           1997   220,833    165,623         222,676            33,233              --            3,200

Frank A. Procopio................. 1999  $257,298         --      $   55,232           $    --           3,500           $3,200
 Senior Vice President;            1998   250,000    187,500          95,258            28,311                            3,200
 President-Commercial Business     1997   241,500    181,125         897,010            36,383              --            3,200

______________
(1) Amounts in 1999 include (i) imputed interest on the outstanding balance of interest free loans made by the Company to Messrs. Kolb, Procopio and Swift upon exercise of certain stock options in the amounts of $82,335, $30,045 and $3,317, respectively, and (ii) $69,019, $25,187 and $2,780 paid by the Company in 1999 to Messrs. Kolb, Procopio and Swift, respectively, so that each could pay the 1999 tax liability on imputed income arising from such interest free loans. Amounts in 1998 include (i) imputed interest on the outstanding balance of the interest free loans made by the Company to Messrs. Kolb, Procopio and Swift upon exercise of certain stock options in the amounts of $239,263, $51,819 and $11,783, respectively, and (ii) $200,564, $43,439 and $9,877 paid by the Company in 1998 to Messrs. Kolb, Procopio and Swift, respectively, so that each could pay the 1998 tax liability on imputed income arising from such interest free loans. Amounts in 1997 include (i) imputed interest on the outstanding balance of the interest free loans made by the Company to Messrs. Kolb, Procopio and Swift upon exercise of certain stock options in the amount of $276,013, $110,467 and $28,816, respectively, and (ii) $220,413, $88,215 and $23,011 paid by the Company in 1997 to Messrs. Kolb, Procopio and Swift, respectively, so that each could pay the 1997 tax liability on imputed income arising from such interest free loans. See footnote (2) below and "Executive Compensation and Other Information--Certain Relationships and Related Transactions."
(2) Amounts in 1997 include amounts accrued by the Company for reimbursements for tax payments in connection with stock option exercises payable in the amounts of $1,629,892 to Mr. Kolb, $698,328 to Mr. Procopio, and $170,849 to Mr. Swift, respectively. In connection with the leveraged buyout of the Company in 1988 and in lieu of purchasing shares of the Company's Common Stock, each of Messrs. Kolb, Procopio and Swift obtained an equity interest in the Company by entering into a stock option agreement (the "Option Agreement") with the Company that differed only with respect to the number and exercise price of the shares subject to the option. This arrangement allows the Company to receive a tax benefit on its tax return in the amount of the tax effect of the taxable compensation provided to the individual under the Option Agreements; however, upon exercise of the options, the individual is subject to taxation at ordinary income rates. Pursuant to the Option Agreements, which were amended in 1992, when one of the individuals exercises an option, receives shares of the Company's Common Stock which were subject to the option (the "Optioned Stock") and does not sell the shares of Optioned Stock, he is entitled to borrow from the Company on an interest free basis an amount necessary to pay his income tax liability. See "Executive Compensation and Other Information--Certain Relationships and Related Transactions." When the individual sells the shares of Optioned Stock, he must repay the loan. At the time of the sale of the shares of Optioned Stock, the individual is reimbursed for the amount of tax incurred by the individual upon the exercise of the option and the sale of the Optioned Stock in excess of the amount of tax the individual would have incurred, using the capital gains rate in effect at the time of the sale, had the individual held the stock from the option grant until the sale. An accrual was recorded in 1997 when the capital gains rate was reduced to 20%. In addition, the individual is reimbursed for the tax liability incurred by reason of the payment described in the second preceding sentence. The Company will record a tax benefit in its tax return concurrent with these payments. Messrs. Kolb, Procopio and Swift have not elected to sell all of the Optioned Stock, but the Company, nonetheless, treats the reimbursement payment payable upon sale of the Optioned Stock as earned at the time the option is exercised. In March 1999, the Company entered into agreements with each of Messrs. Kolb, Procopio and Swift terminating the Option Agreements and providing for settlement of all amounts due to the executives from the Company and all amounts due to the Company from the executives. Under the termination agreements, the Company made deductible tax indemnification payments to each of the three executives aggregating approximately $4,056,000, which amounts were used to repay portions of the outstanding loans. Messrs. Kolb, Procopio and Swift have repaid an aggregate amount of approximately $5,177,000, which includes the repayment in full of Messrs. Kolb, Procopio and Swift's loans. Upon completion of the agreements, the net cash benefit to the Company will be approximately $2,721,000. All future obligations under the Option Agreements have been terminated.
(3) Amounts in 1999 include 2,858, 2,024, 900 and 970 shares for Messrs. Kolb, Lorberbaum, Swift and Kilbride, respectively. These shares were granted on February 15, 2000, in connection with each executive's annual incentive bonus for 1999 and have been valued at $22.625 per share. The restrictions will lapse on February 15, 2001 for 50% of the shares and will lapse on February 15, 2002 for the remaining 50%. Amounts in 1998 include 2,536, 1,872, 806, 796 and 756 shares for Messrs. Kolb, Lorberbaum, Procopio, Swift and Kilbride, respectively. These shares were granted on February 19, 1999, in connection with the executive's annual incentive bonus for 1998 and have been valued at $35.125 per share. The restrictions lapsed on February 19, 2000 for 50% of the shares and will lapse on February 19, 2001 for the remaining 50%. Amounts in 1997 include 4,260, 3,176, 1,386, 1,266 and 1,290 shares for Messrs. Kolb, Lorberbaum, Procopio, Swift and Kilbride, respectively. These shares were granted on February 27, 1998 in connection with the executive's annual incentive bonus for 1997 and have been valued at $26.25 per share. The restrictions lapsed on February 28, 1999 for 50% of the shares and the remaining 50% lapsed on February 28, 2000. See "Executive Compensation and Other Information--Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc."
(4) Except with respect to Mr. Kilbride and Mr. Jeffrey Lorberbaum in 1997, represents matching contributions pursuant to the Company's Retirement Savings Plan. In 1997, contributions for Mr. Jeffrey Lorberbaum pursuant to the Company Retirement Savings Plan were $2,385 and contributions pursuant to the Aladdin Profit Sharing Plan were $2,503. In 1998, amounts for Mr. Kilbride represent contributions pursuant to the American Rug Craftsmen 401(k) Savings and Retirement Plan.
(5) Amount represents options granted in 1999 pursuant to the 1993 Stock Option Plan (3,500 shares) and the 1997 Long Term Incentive Plan (3,500 shares).

Option Grants

  The following table sets forth information on options granted to the Named Executive Officers in fiscal 1999.

                          Option Grants In Fiscal Year
                            Ended December 31, 1999

                                             Individual Grants
                          -----------------------------------------------------------
                                                % of Total                             Potential Realizable Value at Assumed Annual
                             Number of       Options Granted                               Rates of Stock Price Appreciation for
                            Securities       to Employees in  Exercise or                              Option Term (2)
                            Underlying         the Fiscal     Base Price   Expiration  -------------------------------------------
       Name               Options Granted        Year (1)       ($/Sh)        Date            5%                      10%
       ----               ---------------   ----------------  -----------  ----------  -----------------      --------------------

David L. Kolb (3)              3,500             0.43%         $35.1250     02/19/09       $ 77,315               $195,931
                               3,500             0.43%         $19.6875     09/27/09       $ 43,335               $109,819
Jeffrey S. Lorberbaum (3)      3,500             0.43%         $35.1250     02/19/09       $ 77,315               $195,931
                               3,500             0.43%         $19.6875     09/27/09       $ 43,335               $109,819
William B. Kilbride (4)        3,500             0.43%         $35.1250     02/19/09       $ 77,315               $195,931
                              20,000             2.47%         $31.1875     04/16/09       $392,273               $994,097
                               3,500             0.43%         $19.6875     09/27/09       $ 43,335               $109,819
John D. Swift (3)              3,500             0.43%         $35.1250     02/19/09       $ 77,315               $195,931
                               3,500             0.43%         $19.6875     09/27/09       $ 43,335               $109,819
Frank A. Procopio (5)          3,500             0.43%         $35.1250     02/19/09       $ 77,315               $195,931
----------------------------------------------------------------------------------------------------------------------------------

(1) The total number of shares of Common Stock covered by options granted to employees in the 1999 fiscal year was 809,575.
(2) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10 year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission (the "Commission") and are not intended to predict future performance.
(3) These options were granted under the Company's 1993 Stock Option Plan (3,500 shares) and the 1997 Long Term Incentive Plan (3,500 shares) and vest in 20% annual increments beginning February 19, 2000 and September 27, 2000, respectively.
(4) Mr. Kilbride's options were granted under the Company's 1993 Stock Option Plan (3,500 shares), 1992 Mohawk-Horizon Plan (20,000 shares), and 1997 Long Term Incentive Plan (3,500 shares) and vest in 20% increments beginning February 10, 2000, April 16, 2000 and September 27, 2000, respectively.
(5) Mr. Procopio's options were granted under the Company's 1993 Stock Option Plan and vest in 20% annual increments beginning February 19, 2000.

Option Exercises and Holdings

  The following table sets forth certain information regarding the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock (which was $26.375). No stock options were exercised by the Named Executive Officers during fiscal 1999.

                         Aggregated December 31, 1999
                            Year End Option Values

                                    Number of Securities             Value of Unexercised
                                  Underlying Unexercised                 In-the-Money
                                   Options at FY-End (#)              Options at FY-End($)
                              --------------------------------  --------------------------------
Name                           Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------- -------------  -----------------  -------------  -----------------
David L. Kolb................     37,500           7,000          $570,311         $ 23,406
Jeffrey S. Lorberbaum........     60,000          22,000          $957,498         $262,781
William B. Kilbride..........     32,999          31,500          $321,110         $ 91,094
John D. Swift................      7,200           7,000          $109,500         $ 23,406
Frank A. Procopio............      9,000           3,500          $136,875               --

Pension Plans

  The following table shows estimated annual retirement benefits payable to a Named Executive Officer (other than Mr. Kolb or Mr. Jeffrey Lorberbaum) at age 65 under the Supplemental Executive Retirement Plan (the "SERP") as described below.

                              Pension Plan Table

                                        Years of Service
                           ----------------------------------------
Remuneration                   15        20       25     30 or More
------------               --------- --------  --------  ----------
  $  200,000.............  $ 80,000  $ 80,000  $ 80,000  $ 80,000
     300,000.............   120,000   120,000   120,000   120,000
     400,000.............   160,000   160,000   160,000   160,000
     500,000.............   200,000   200,000   200,000   200,000
     600,000.............   240,000   240,000   240,000   240,000
     700,000.............   280,000   280,000   280,000   280,000
     800,000.............   320,000   320,000   320,000   320,000
     900,000.............   360,000   360,000   360,000   360,000
   1,000,000.............   400,000   400,000   400,000   400,000
   1,100,000.............   440,000   440,000   440,000   440,000
   1,200,000.............   480,000   480,000   480,000   480,000
   1,300,000.............   520,000   520,000   520,000   520,000

  The following table shows estimated annual retirement benefits payable to Mr. Kolb, the Company's Chairman and Chief Executive Officer, at age 65 under the SERP.

                              Pension Plan Table

                                        Years of Service
                           ----------------------------------------
Remuneration                   15        20       25     30 or More
------------               --------- --------  --------  ----------
  $  500,000.............  $250,000  $250,000   $250,000   $250,000
     600,000.............   300,000   300,000    300,000    300,000
     700,000.............   350,000   350,000    350,000    350,000
     800,000.............   400,000   400,000    400,000    400,000
     900,000.............   450,000   450,000    450,000    450,000
   1,000,000.............   500,000   500,000    500,000    500,000
   1,100,000.............   550,000   550,000    550,000    550,000
   1,200,000.............   600,000   600,000    600,000    600,000
   1,300,000.............   650,000   650,000    650,000    650,000
   1,400,000.............   700,000   700,000    700,000    700,000


  The Company has established a Retirement Savings Plan (the "Retirement Savings Plan"), which is a combination 401(k)/profit-sharing plan that provides for employee pre-tax contributions under Section 401(k) of the Internal Revenue Code, Company matching contributions, and, if profits are sufficient, a Company profit sharing contribution. The Company has also established the SERP, a non-qualified plan designed to supplement the benefits payable under the Retirement Savings Plan and certain other plans. The SERP provides such benefits to certain key employees of the Company and its subsidiaries as designated by the Board of Directors of the Company.

  Benefits under the SERP generally vest after the participant has sixty (60) months of employment with the Company and generally can begin once the participant attains age 60. The retirement benefit payable at age 65 to Mr. Kolb (and prior to reduction as described below) is 50% of Mr. Kolb's average annual compensation (meaning salary, bonuses, and certain pre-tax deferrals to Company benefit plans, but does not include reimbursements for tax payments in connection with stock option exercises) over the final sixty (60) months prior to termination of employment. The retirement benefit payable at age 65 to participants other than Mr. Kolb (and prior to reduction as described below) is 40% of the participant's average annual compensation (as determined in accordance with the preceding sentence). Benefits under the SERP are reduced (i) if at retirement the participant has fewer than 15 years of employment with the Company for participants other than Mr. Kolb or 14 years of employment with the Company for Mr. Kolb, and (ii) if the participant begins to receive SERP benefits prior to age 65.

  Benefits payable under the SERP as shown in the foregoing tables are reduced by (i) the annuity value of the contributions (and earnings thereon) made by the Company to the participant's account in the Retirement Savings Plan; (ii) one-half of the participant's Social Security benefits; (iii) certain other Company benefit plans; and (iv) the annuity benefit to the participant from a subsequent employer's pension plan. Upon retirement, the normal form of SERP benefit is a life annuity for the life of the participant, but the Board and the participant may approve payment in an alternate form. There are also certain death benefits and medical benefits that are payable under the SERP.

  As of December 31, 1999, Mr. Kolb had an average five-year compensation of $976,130 and 19 years of creditable service; Mr. Procopio had an average five-year compensation of $335,550 and 17 years of creditable service; and Mr. Swift had an average five year compensation of $390,559 and 15 years of creditable service. Neither Mr. Jeffrey Lorberbaum nor Mr. Kilbride participates in these plans.

Certain Relationships and Related Transactions

  Mr. Jeffrey Lorberbaum and members of his immediate family are shareholders of, and one of them is a director of, an entity which transacts business with the Company. The aggregate dollar amount paid by the Company to this related party in 1999 was $249,827. Management of the Company believes that such transactions were and are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in similar transactions.

  In connection with the leveraged buyout of the Company in 1988 and in lieu of purchasing shares of the Company's Common Stock, certain of the Company's executive officers obtained an equity interest in the Company by entering into the Option Agreements with the Company that differed only with respect to the number and exercise price of the shares subject to the options. This arrangement allows the Company to receive a tax benefit in the amount of the taxable compensation provided to the individual under the Option Agreements; however, upon exercise of the options, the individual is subject to taxation at ordinary income tax rates. Pursuant to these Option Agreements, which were amended in 1992, when one of the individuals exercises his option and receives the Optioned Stock, he is entitled to borrow from the Company on an interest free basis (the "Loan") an amount equal to his income tax liability as a result of the exercise of the option less the amount of the proceeds from his sale of any shares of Optioned Stock which are sold prior to the date of the Loan. The interest free loans give rise to tax liability for the executive based on imputed interest for which the executive is indemnified by the Company. The principal amount of the Loan is due when the individual transfers beneficial ownership of all of the shares of Optioned Stock. The individual must prepay the Loan with any proceeds of any sale of less than all of the shares of Optioned Stock and with all dividends paid by the Company with respect to such shares while the Loan remains outstanding. The shares of the Optioned Stock are pledged by the individual to the Company and held by the Company to secure the Loan. At the time of the sale of the shares of Optioned Stock, the individual is reimbursed for the amount of tax incurred by the individual upon the exercise of the option and the sale of the Optioned Stock in excess of the amount of tax the individual would have incurred, using the capital gains rate in effect at the time of the sale, had the individual held the stock from the option grant until the sale. In addition, the individual is reimbursed for the tax liability incurred by reason of the payment described in the previous sentence. See also "Executive Compensation and Other Information-- Summary of Cash and Certain Other Compensation."

  Since January 1, 1996, various executive officers of the Company have exercised their options under the Option Agreements, elected not to resell their shares of Optioned Stock and borrowed money from the Company pursuant to the Option Agreements in order to pay their income tax liability. Mr. Kolb has exercised options to acquire 1,200,075 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $3,928,956. Mr. Procopio has exercised options to acquire 538,462 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $1,684,987. Mr. Swift has exercised options to acquire 127,125 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $415,929. In March 1997, each of the executives named above entered into a supplement to the Loan (the "Supplemental Loan") for the purpose of providing to such executives the difference in their income tax liability calculated using the statutory withholding rate used to determine the original principal amounts of the Loans and then calculated using their actual tax rate. Mr. Kolb received a Supplemental Loan in the original principal amount of $1,152,570. Mr. Procopio received a Supplemental Loan in the original principal amount of $493,015. Mr. Swift received a Supplemental Loan in the original principal amount of $120,358. During 1997, Mr. Kolb, Mr. Procopio and Mr. Swift sold certain of these shares and made the required repayments of both the Loan and the Supplemental Loan.

  In March 1999, the Company entered into agreements with each of Messrs. Kolb, Procopio and Swift terminating the Option Agreements and providing for settlement of all amounts due to the executives from the Company and all amounts due to the Company from the executives. Under the termination agreements, the Company made deductible tax indemnification payments to each of the three executives aggregating approximately $4,056,000, which amounts were used to repay portions of the outstanding loans. Messrs. Kolb, Procopio and Swift have repaid an aggregate amount of approximately $5,177,000, which includes the repayment in full of Messrs. Kolb, Procopio and Swift's loans. Upon completion of the agreements, the net cash benefit to the Company will be approximately $2,721,000. All future obligations under the Option Agreements have been terminated.

Principal Stockholders of the Company

  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 20, 2000, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                Number of Shares of  Percent
                                                                   Common Stock         of
Name of Beneficial Owner                                        Beneficially Owned    Class
--------------------------------------------------------------  -------------------  --------
Jeffrey S. Lorberbaum/(1)/....................................       10,873,782       19.8%
AXA Financial, Inc., et al./(2)/..............................       10,449,055       19.1
Aladdin Partners, L.P./(3)/...................................        9,900,000       18.1
399 Venture Partners, Inc., et al./(4)/.......................        5,564,318       10.1
Alan S. Lorberbaum/(5)/.......................................        3,592,978        6.6
David L. Kolb/(6)/............................................          986,039        1.8
Sylvester H. Sharpe/(7)/......................................          492,541         *
Bruce C. Bruckmann/(8)/.......................................          275,710         *
Frank A. Procopio/(9)/........................................          145,691         *
John D. Swift/(10)/...........................................           67,373         *
William B. Kilbride/(11)/.....................................           40,941         *
Leo Benatar/(8)/..............................................           31,040         *
Larry W. McCurdy/(8)/.........................................           25,736         *
Robert N. Pokelwaldt/(8)/.....................................           25,736         *
All directors and executive officers as a group (10 persons)..       12,954,589       23.5%

  * Less than one percent.
(1) The address of Mr. Jeffrey Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Includes 9,900,000 shares held by Aladdin Partners, L.P., with respect to which Mr. Lorberbaum may be deemed to share voting and investment power. Mr. Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp., the majority general partner of Aladdin Partners, L.P. Mr. Lorberbaum disclaims beneficial ownership of the shares held by Aladdin Partners, L.P. Also includes 288,884 shares owned by The Alan S. Lorberbaum Family Foundation, of which Mr. Jeffrey Lorberbaum is a trustee and may be deemed to share voting and investment power. Mr. Jeffrey Lorberbaum disclaims beneficial ownership of the shares held by The Alan S. Lorberbaum Family Foundation. Includes 60,700 shares issuable upon the exercise of currently vested options and 7,072 shares issued pursuant to the Company's Executive Incentive Program, of which 2,960 are restricted shares.
(2) Based upon a Schedule 13G dated January 10, 2000 jointly filed with the Commission by AXA Financial, Inc. (formerly The Equitable Companies Incorporated); AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle (formerly Alpha Assurances Vie Mutuelle), AXA Courtage Assurance Mutuelle (the "Mutuelles AXA"); and AXA (formerly AXA-UAP). The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. Each of the Mutuelles AXA and AXA disclaim beneficial ownership of these shares.
(3) The address of Aladdin Partners, L.P. is 2001 Antioch Road, Dalton, Georgia 30721. ASL Management Corp. is the majority general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. The address of ASL Management Corp. is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Jeffrey Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp. and, as a result, may be deemed to share voting and investment power with respect to these shares. Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 3,500 shares owned of record by Mr. Hoffman in his individual capacity. The business address of Mr. Hoffman is Joseph Decosimo & Company, 1100 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402. Each of ASL Management Corp., Mr. Jeffrey Lorberbaum and Mr. Hoffman disclaim beneficial ownership of the shares held by Aladdin Partners, L.P.

(4) Based upon a Schedule 13G dated February 14, 2000 jointly filed with the Commission by 399 Venture Partners, Inc., Citibank, N.A., Citicorp, Citigroup Holdings Company and Citigroup, Inc. The address of 399 Venture Partners, Inc. is 399 Park Avenue, New York, New York 10043.
(5) The address of Mr. Alan S. Lorberbaum is 822 Atkinson Drive, Dalton, Georgia 30721. Represents shares held by The 1999 Lorberbaum Holdings Trust, of which Mr. Alan Lorberbaum is the sole beneficiary. The Bessemer Trust Company serves as trustee of The 1999 Lorberbaum Holdings Trust and may therefore be deemed to possess voting and investment power with respect to such shares. The Bessemer Trust Company disclaims beneficial ownership of the shares held by The 1999 Lorberbaum Holdings Trust.
(6) Includes 38,200 shares issuable upon the exercise of currently vested options, 9,654 shares issued pursuant to the Company's Executive Incentive Program, of which 4,126 are restricted shares, and 140 shares owned pursuant to the Company's 401(k) plan. Includes 50,000 shares held in The Kolb Family Limited Partnership, of which Mr. Kolb is the General Partner. Also includes 4,820 held by two minor children.
(7) Includes 14,200 shares issuable upon the exercise of currently vested options and 3,050 shares issued pursuant to the Company's Executive Incentive Program, of which 930 are restricted shares. Excludes 61,875 shares held in Aladdin Partners, L.P.
(8) Includes 20,250 shares issuable upon the exercise of currently vested options.
(9) Includes 700 shares issuable upon the exercise of currently vested options, 403 shares issued pursuant to the Company's Executive Incentive Program, all of which are restricted shares, and 14,888 shares owned pursuant to the Company's 401(k) plan.
(10) Includes 7,900 shares issuable upon the exercise of currently vested options, 2,962 shares issued pursuant to the Company's Executive Incentive Program, of which 1,298 are restricted shares, and 13,636 shares owned pursuant to the Company's 401(k) plan.
(11) Includes 37,700 shares issuable upon the exercise of currently vested options and 3,016 shares issued pursuant to the Company's Executive Incentive Program, of which 1,348 are restricted shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that Mr. Jeffrey S. Lorberbaum has not filed with respect to certain acquisitions of beneficial ownership and Mr. Frank A. Procopio has not filed with respect to certain dispositions of beneficial ownership.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

  The Board of Directors has appointed KPMG LLP as auditors of the Company for 2000. KPMG LLP also audited the Company's financial statements for 1999. Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

  The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $3,500 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

  Any proposal a Stockholder may desire to have included in the Company's proxy material for presentation at the 2001 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to November 30, 2000. Stockholders may intend to present a proposal from the floor of the 2001 Annual Meeting, and they may commence their own proxy solicitation, rather than having the proposal included in the Company's 2001 annual proxy statement. Under the Company's Bylaws, the Company must receive notice of any such Stockholder proposal prior to November 30, 2000 in order for the notice to be timely. If the Company does not receive notice of the Stockholder proposal prior to November 30, 2000, the Company will retain discretionary voting authority over the proxies returned by Stockholders for the 2001 Annual Meeting with respect to such Stockholder proposal. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected on the proxy card, and on which stockholders have not had an opportunity to vote by proxy.

  If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

  A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 8, 2000, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

  If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.


                                  [SIGNATURE]

                                  /s/ Barbara B. Lance
                                  --------------------------
                                  BARBARA B. LANCE
                                  Secretary

Atlanta, Georgia
March 30, 2000

                                     PROXY
                            MOHAWK INDUSTRIES, INC.
                               CALHOUN, GEORGIA
                        ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation ("Mohawk"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints David L. Kolb and John D. Swift, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of
Mohawk Industries, Inc. to be held on Thursday, May 18, 2000 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(1) The election of three Directors, Bruce C. Bruckmann, Larry W. McCurdy and Sylvester H. Sharpe, for a term of three years and until their successors are elected and qualified:

                      [ ]  FOR                     [ ]  WITHHOLD AUTHORITY

     For, except vote withheld from the following nominee:

     _______________________________________________

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is mathis Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy.
--------------------------------------------------------------------------------

      Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      __________________________________________
                                      Signature of Stockholder

                                      __________________________________________
                                      Signature of Stockholder (If held jointly)

                                      Dated: ____________________________, 2000
                                               Month                 Day



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
-------------------------------------------------------------------------------